Exhibit 99.1

DISH Network Reports Second Quarter 2013 Financial Results

•                  YOY subscriber-related revenue improves 5 percent

•                  Net loss driven by $438 million of impairment charges on satellites acquired through TerreStar, DBSD transactions

•                  Pay-TV ARPU increases more than 4 percent YOY

•                  Broadband subscriber base grows 24 percent sequentially

ENGLEWOOD, Colo., August 6, 2013 — DISH Network Corporation (NASDAQ: DISH) today reported revenue totaling $3.61 billion for the quarter ending June 30, 2013, compared to $3.57 billion for the corresponding period in 2012. Subscriber-related revenue increased 4.9 percent to $3.46 billion from $3.30 billion in the year-ago period.

Net loss attributable to DISH Network totaled $(11) million for the quarter ending June 30, 2013, compared to $226 million in net income earned in the year-ago quarter. Diluted loss per share was $(0.02), compared with earnings per share of $0.50 during the same period in 2012. Net income attributable to DISH Network in the quarter was impacted by the $438 million impairment of two of the three satellites acquired through the TerreStar and DBSD transactions.

“We are pleased to see continued growth in Hopper® receiver take rates, as well as growth in broadband-connected subscribers,” said Joseph P. Clayton, DISH president and CEO. “This performance reflects efforts like our DISH Anywhere™ mobile app and our iPad 2 promotion with Apple, and will set the stage for long-range revenue performance.”

Pay-TV ARPU for the second quarter totaled $80.90 compared to the year-ago period’s pay-TV ARPU of $77.59. Pay-TV subscriber churn rate increased to 1.67 percent versus 1.60 percent for second quarter 2012, impacted by DISH’s first programming package price increase in two years.

DISH added approximately 624,000 gross new pay-TV subscribers compared to approximately 665,000 gross new pay-TV subscribers in the prior year’s second quarter. Total subscribers declined approximately 78,000 in the second quarter. The company ended the second quarter with 14.014 million pay-TV subscribers compared to 14.061 million pay-TV subscribers at the end of second quarter 2012.

DISH added approximately 61,000 net broadband subscribers in the second quarter, bringing its broadband subscriber base to approximately 310,000, a 24 percent increase sequentially. DISH added approximately 11,000 net broadband subscribers in the second quarter of 2012.

Year-to-Date Review

DISH Network’s first half revenues of $7.16 billion increased 0.1 percent over $7.15 billion in revenue from the same period last year. In the first six months of 2013, net income attributable to DISH Network totaled $205 million compared with $586 million during the same period last year. Diluted earnings per share were $0.45 for the first six months of 2013, compared with $1.30 during the same period in 2012.

Detailed financial data and other information are available in DISH Network’s Form 10-Q for the quarter ended June 30, 2013, filed today with the Securities and Exchange Commission.

DISH Network will host its second quarter 2013 financial results conference call today at noon ET. The dial-in numbers are (800) 616-6729 (U.S.) and (763) 488-9145, conference ID number 18183282.

About DISH

DISH Network Corporation (NASDAQ: DISH), through its subsidiary DISH Network L.L.C., provides approximately 14.014 million satellite TV customers, as of June 30, 2013, with the highest quality programming and technology with the most choices at the best value, including HD Free for Life®. Subscribers enjoy the largest high definition line-up with more than 200 national HD channels, the most international channels, and award-winning HD and DVR technology. DISH Network Corporation’s subsidiary, Blockbuster L.L.C., delivers family entertainment to millions of customers around the world.  DISH Network Corporation is a Fortune 200 company. Visit www.dish.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of DISH Network Corporation to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. More information about such risks, uncertainties and other factors is set forth in DISH Network Corporation’s Disclosure Regarding Forward-Looking Statements included in its recent filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2012 and its quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013. The forward-looking statements speak only as of the date made, and DISH Network Corporation expressly disclaims any obligation to update these forward-looking statements.

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Media Contact

Robert Toevs

303-723-2010

bob.toevs@dish.com

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